Exhibit 2(b)


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of May 11, 1995 ("Amendment"), is among MIDLANTIC CORPORATION ("the Acquiror"), a New Jersey corporation and registered bank holding company, MIDLANTIC BANK, NATIONAL ASSOCIATION, (the "Acquiring Bank"), a national banking association and a wholly-owned subsidiary of the Acquiror, OLD YORK ROAD BANKCORP, INC. (the "Company"), a Pennsylvania corporation and registered bank holding company, and BANK AND TRUST COMPANY OF OLD YORK ROAD, a Pennsylvania chartered commercial bank and a wholly-owned subsidiary of the Company (the "Acquired Bank").

     WHEREAS, the Acquiror, the Acquiring Bank, the Company, and the Acquired Bank have entered into an Agreement and Plan of Merger, dated December 29, 1994, among them (the "Agreement"); and

     WHEREAS, the Acquiror, the Acquiring Bank, the Company, and the Acquired Bank desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Amendment. Section 7.2.3.5.2 of the Agreement is amended to read, in its entirety, as follows:

     "Determination Date" means the last to occur of (i) the 19th business day after the commencement of the mailing to the Company's shareholders of the Proxy Statement, in accordance with Section 5.10, (ii) the date of the approval of the OCC required for consummation of the Bank Merger, or (iii) the date of the approval of the FRB required for consummation of the Merger.

     2. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                        MIDLANTIC CORPORATION

                                        By:  /s/ DONALD W. EBBERT, JR.
                                           ------------------------------
                                        Name:    Donald W. Ebbert, Jr.
                                        Title:   Senior Vice President
                                                 and Treasurer



                                        MIDLANTIC BANK, NATIONAL ASSOCIATION

                                        By:  /s/ DONALD W. EBBERT, JR.
                                           ------------------------------
                                        Name:    Donald W. Ebbert, Jr.
                                        Title:   Senior Vice President



                                        OLD YORK ROAD BANCORP, INC.

                                        By:  /s/ MARK HANKIN
                                           ------------------------------
                                        Name:    Mark Hankin
                                        Title:   Chairman



                                         BANK AND TRUST COMPANY OF OLD YORK ROAD

                                         By:  /s/ MARK HANKIN
                                            ------------------------------
                                         Name:    Mark Hankin
                                         Title:   Chairman